Exhibit 1

Joint Filing Statement

Pursuant to Rule 13d-1(k)(1)

The undersigned hereby consent and agree to the joint filing of Schedule 13G Amendment No. 1 under the Securities Exchange Act of 1934, as amended, with respect to the Class A Common Stock, par value $0.0001 per share, of Centennial Resource Development, Inc., together with any or all amendments thereto, when and if appropriate. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule 13d-1(k)(1)(iii) as an exhibit to Schedule 13G Amendment No. 1, thereby incorporating the same into such Schedule 13G Amendment No. 1.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: February 14, 2017	Tide Point Capital Management, LP

	By:	/s/ Christopher Winham
Christopher Winham, Chief Investment Officer

TIDE POINT CAPITAL MANAGEMENT GP, LLC

By:	/s/ Christopher Winham
Christopher Winham, Managing Member

TIDE POINT MASTER FUND, LTD.

By:	/s/ Christopher Winham
Christopher Winham, Director

CHRISTOPHER WINHAM

By:	/s/ Christopher Winham